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                                   Exhibit 5.1

                         Testa, Hurwitz & Thibeault, LLP

                                                                December 1, 2000

Matritech, Inc.
330 Nevada Street
Newton, MA 02460

Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

     We are acting as counsel for Matritech, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration on a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, of (i) 1,000,000 shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company under the 1992 Stock Plan, as amended (the "1992 STOCK PLAN"), and (ii) 250,000 shares of Common Stock of the Company under the Amended and Restated 1992 Non-Employee Director Stock Option Plan (the "NON-EMPLOYEE DIRECTOR PLAN" and together with the 1992 Stock Plan, the "STOCK PLANS").

     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Amended and Restated By-laws, (d) a specimen of the form of Certificate evidencing the shares of Common Stock of the Company and (e) the minute books of the Company.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issuable pursuant to the Stock Plans are duly authorized and, when issued and paid for pursuant to the terms of the Stock Plans and the terms of any agreement relating to such issuance, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /s/ TESTA, HURWITZ & THIBEAULT, LLP